                                                                     EXHIBIT 9.2

                    AGREEMENT AND WAIVER OF CO-SALE RIGHTS

         This AGREEMENT AND WAIVER ("Waiver") is entered into as of the 16th day of July 2001, by and among ZymoGenetics, Inc., a Washington corporation (the "Company"), the holders of Series B Preferred Stock of the Company whose signatures appear below (collectively, the "Holders", and individually, a "Holder") and Serono B.V., a Dutch corporation whose principal place of business is Alexanderstraat 3-5, 2514 JL, Den Haag, The Netherlands ("Serono").

                              W I T N E S S E T H

         WHEREAS, the Holders and the Company are parties to the Series B Co-Sale Agreement dated as of November 10, 2000 (the "Co-Sale Agreement");

         WHEREAS, Silver Tide Holding S.A. ("Silver Tide") is a Holder and desires to transfer 398,502 shares of Series B Stock (which constitutes all of the shares of Series B Stock owned by it) to Serono, at a price per share (in cash) of $ 37.39 (United states dollars thirty-seven and thirty-nine cents), subject only to the execution and delivery of this Waiver by the Company and the requisite Holders (the "Proposed Transfer");

         WHEREAS, Serono is within the definition of "Strategic Investor" under the Co-Sale Agreement; and

         WHEREAS, pursuant to Section 7 of the Co-Sale Agreement, the observance of any term of the Co-Sale Agreement may be waived only with the written consent of the Company and the Holders of more than 50% of the then outstanding shares of Series B Stock.

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the parties agree as follows:

1.       Definitions

         Capitalized terms used in this Waiver and not defined herein shall have the same meanings as set forth in the Series B Preferred Stock Purchase Agreement dated as of October 20, 2000 (the "Purchase Agreement") and the Co-Sale Agreement.

2.       Waiver of Co- Sale Rights

         2.1 Each Holder hereby waives its co-sale rights under Section 2 of the Co-Sale Agreement in respect of the Proposed Transfer, with such waiver to become effective only upon the execution and delivery of this Waiver by (i) the Holders of more than 50% of the then outstanding shares of Series B Stock, (ii) the Company, (iii) Silver Tide and (iv) Serono.

         2.2 The Company hereby acknowledges and confirms that such waiver shall become effective upon the execution and delivery of this Waiver by (i) the Holders of more than 50% of the then outstanding shares of Series B Stock, (ii) Silver Tide and (iii) Serono.

         2.3 The Company shall notify Silver Tide promptly upon effectiveness of the foregoing waiver, and Silver Tide will consummate the Proposed Transfer within 10 days thereafter.

3.       Confirmation of Certain Agreements

         3.1 Upon consummation of the Proposed Transfer, Serono, as Silver Tide's Assignee thereunder, shall be bound by the terms and subject to the conditions of the Shareholders' Agreement, the Investors' Rights Agreement and the Co-Sale Agreement and shall be entitled to any and all rights of Holders thereunder. Serono agrees to execute and return to Company the Shareholders' Agreement Endorsement attached hereto as Exhibit A.

         3.2 Upon consummation of the Proposed Transfer, Serono shall, as Silver Tide's assignee thereunder, be bound by the terms and subject to the conditions of the Voting Agreement, dated as of October 20, 2000, between Warburg, Pincus Equity Partners, L.P. and Silver Tide (the "Voting Agreement").

         3.3 Serono hereby makes all representations and warranties of the Investors contained in Section 3 of the Purchase Agreement.

         3.4 Serono hereby acknowledges receipt of a copy of the Purchase Agreement, the Shareholders' Agreement, the Investors' Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

         3.5 Serono hereby acknowledges that it has received all of the information it considers necessary or appropriate for deciding whether to purchase shares of Series B Stock. Serono further represents that its decision to purchase shares of Series B Stock is based on independent due diligence performed by Serono or on its behalf.

4.       Further Instruments and Actions

         The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Waiver.
5.       Confidentiality

         Each Holder party to this Agreement and Company agree to keep confidential (a) the terms and the existence of this Agreement and (b) any information concerning the Proposed Transfer (the "Transfer Information"). Notwithstanding the foregoing, each Holder party to this Agreement and Company may disclose Transfer Information: (a) to a court, administrative agency or other governmental body if disclosure is requested or required by law, (b) to its directors, officers, employees, consultants, attorneys or accountants, or (c) with the written consent of Serono B.V.. This Section 5 shall not apply if Transfer Information is in the public domain at the time of disclosure.

6.       Governing Law; Jurisdiction; Venue

         This Waiver shall be governed by and construed under the laws of the State of Washington without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in King County, Washington in connection with any action relating to this Agreement.

7.       Counterparts

         This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         SERONO B.V.


                                         By: /s/ Jean-Pierre Verhassel
                                            ----------------------------
                                         Name: Jean-Pierre Verhassel
                                               -------------------------
                                         Title:_________________________

                                         By: /s/ Paul Wilkinson
                                            ----------------------------
                                         Name: Paul Wilkinson
                                              --------------------------
                                         Title: Auth'd Signatory
                                                ------------------------



                                         ZYMOGENETICS, INC.


                                         By: /s/ Bruce L.A. Carter
                                            ----------------------------
                                                Bruce L.A. Carter
                                                Its President and CEO


                                         HOLDERS:
                                         -------



                                         MOUNT EVEREST ADVISORS, LLC



                                         By:____________________________________
                                               William J. Gedale, President

                                         APAX EXCELSIOR VI, L.P.
                                         By: Apax Excelsior VI Partners, L.P.
                                             Its General Partner
                                         By: Patricof & Co. Managers, Inc.
                                             Its General Partner

                                         By: /s/ Lori Rafield
                                            ------------------------------------
                                         Name: Lori Rafield, PhD
                                         Title: General Partner

                                         APAX EXCELSIOR VI-A, C.V.
                                         By: Apax Excelsior VI Partners, L.P.
                                             Its General Partner


                                         By: /s/ Lori Rafield
                                            ------------------------------------
                                         Name: Lori Rafield, PhD
                                         Title: General Partner



                                         APAX EXCELSIOR VI-B, C.V.
                                         By: Apax Excelsior VI Partners, L.P.
                                             Its General Partner


                                         By: /s/ Lori Rafield
                                            ------------------------------------
                                         Name: Lori Rafield, PhD
                                         Title: General Partner



                                         APAX FUNDS LIMITED E4 ACCOUNT
                                         By: Apax Excelsior VI Partners, L.P.
                                             Its General Partner


                                         By:_________________________________
                                         Name:_______________________________
                                         Title:______________________________

                                     FRAZIER AFFILIATES III, L.P.
                                     By: FHM III, L.L.C.
                                         Its General Partner

                                     By:___________________________________
                                     Name: Nader Naini
                                     Title: Managing Member

                                     PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
                                     By: Apax Excelsior VI Partners, L.P.
                                         Its General Partner
                                     By: Patricof & Co. Managers, Inc.
                                         Its General Partner

                                     By: /s/ Lori Rafield
                                        -----------------------------------
                                     Name: Lori Rafield, PhD
                                     Title: Vice President

                                     VERTICAL FUND ASSOCIATES, L.P.
                                     By: Vertical Group, L.P.
                                         Its General Partner

                                     By: /s/ Stephen D. Baksa
                                        -----------------------------------
                                     Name: Stephen D. Baksa
                                     Title: General Partner

                                         NOVO A/S

                                         By: /s/ Kurt A. Nielsen, 2001-08-06
                                            ------------------------------
                                         Name: Kurt Anker Nielsen
                                         Title: Co-CEO

                                         SILVER TIDE HOLDING S.A.

                                         By: /s/ C. Raymond Meyer
                                            ------------------------------
                                         Name: C. Raymond Meyer Nicolas
                                              ----------------------------
                                         Title: Attorney
                                               ---------------------------

                                                /s/ George Rathmann
                                         --------------------------------------
                                         Dr. George Rathmann

                                                /s/ David Hirsh
                                         --------------------------------------
                                         Dr. David Hirsh

                                                /s/ Daniel Rifkin
                                         --------------------------------------
                                         Dr. Daniel Rifkin

                                                /s/ Edward Skolnik
                                         --------------------------------------
                                         Dr. Edward Skolnik

                                         WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                         By: Warburg, Pincus & Co.
                                             Its General Partner and Nominee



                                             By: /s/ Jonathan Leff
                                                --------------------------------
                                                 Jonathan Leff, Partner

                                         WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS I, C.V.

                                         By: Warburg, Pincus & Co.
                                             Its General Partner and Nominee



                                             By: /s/ Jonathan Leff
                                                --------------------------------
                                                Jonathan Leff, Partner

                                         WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS II, C.V.

                                         By: Warburg, Pincus & Co.
                                             Its General Partner and Nominee



                                             By: /s/ Jonathan Leff
                                                --------------------------------
                                                Jonathan Leff, Partner

                                         WARBURG, PINCUS NETHERLANDS EQUITY
                                         PARTNERS III, C.V.

                                         By: Warburg, Pincus & Co.
                                             Its General Partner and Nominee



                                             By: /s/ Jonathan Leff
                                                --------------------------------
                                                Jonathan Leff, Partner

                                   Exhibit A
                                   ---------


                              ZYMOGENETICS, INC.

                            SHAREHOLDERS' AGREEMENT

                                  ENDORSEMENT

         The undersigned, a Shareholder of ZymoGenetics, Inc. (the "Company"), hereby agrees to the terms and conditions of the Shareholders' Agreement dated as of November 10, 2000 originally entered into by and among the Company and the other parties listed on the signature pages thereto and acknowledge receipt of a copy of such Shareholders' Agreement and agrees to be bound thereunder.




                                       SERONO B.V.


                                       By: /s/ Jean-Pierre Verhassel
                                          -------------------------------
                                       Name: Jean-Pierre Verhassel
                                             ----------------------------

                                       By: /s/ Paul Wilkinson
                                          -------------------------------
                                       Name: Paul Wilkinson

                                       Address: Alexanderstraat 3-5
                                                2514 JL, Den Haag
                                                The Neterlands
                                       Fax:______________________________
                                       Telephone:________________________



                                       By: /s/ Lori Rafield
                                          -------------------------------
                                                            [Name]

                                       Address: 2100 Geng Road
                                                Palo Alto, CA 94303

                                       Fax: 650-494-6751
                                           -------------

                                       Telephone: 650-494-9944
                                                  ------------

                                       By: Novo A/S   /s/ Kurt A. Nielsen
                                          ----------------------------------
                                                          [Name]

                                       Address: Novo A/S
                                                Krogshojvej
                                                D-K 2880 Bagsvaerd

                                       Fax: +45 4442 4430
                                           --------------

                                       Telephone: +45 4442 3368
                                                 --------------



                                       By: /s/ Daniel Rifkin
                                          -------------------------
                                                          [Name]

                                       Address: NYU Medical Center, Dept Cell
                                                Biology
                                                550 First Avenue
                                                NY, NY 10016, USA

                                       Fax: 212-263-0595
                                           -------------

                                       Telephone: 212-263-5109
                                                 -------------